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                               EXHIBIT A (10) (b)

                   Part IV of Application Form (revised 6/96)
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SAFECO            SUPPLEMENTAL LIFE APPLICATION  SAFECO LIFE INSURANCE COMPANY
LIFE INSURANCE    PART IV                        P.O. BOX 84068
                                                 SEATTLE, WASHINGTON 98124-8468

1.   Print name of proposed insured (as on Life App. Part I)

     --------------------------------------------------------------------------

2. Initial Allocation Percentages (whole numbers only) Up to nine investment divisions may be selected.

[LOGO]                       [LOGO]              [LOGO]
FIDELITY                     LEXINGTON           SAFECO
INVESTMENTS                                      ASSET MANAGEMENT

INVESTMENT DIVISION                        FOR PREMIUMS            FOR DEDUCTIONS
VIP Money Market                           ___________%            _____________%
VIP High Income                            ___________%            _____________%
VIP Equity-Income                          ___________%            _____________%
VIP Growth                                 ___________%            _____________%
VIP Overseas                               ___________%            _____________%
VIP II Investment Grade Bond               ___________%            _____________%
VIP II Asset Manager                       ___________%            _____________%
VIP II Index 500                           ___________%            _____________%
VIP II Asset Manager Growth                ___________%            _____________%
VIP II Contrafund                          ___________%            _____________%
Lexington Natural Resources                ___________%            _____________%
Lexington Emerging Markets                 ___________%            _____________%
SAFECO RST Equity                          ___________%            _____________%
SAFECO RST Growth                          ___________%            _____________%
SAFECO RST Northwest                       ___________%            _____________%
SAFECO RST Bond                            ___________%            _____________%
SAFECO Life Guaranteed Interest            ___________%            _____________%
_________________________                  ___________%            _____________%
_________________________                  ___________%            _____________%
_________________________                  ___________%            _____________%
_________________________                  ___________%            _____________%

     TOTAL (Must equal 100%)                       100%                      100%
                                           ___________             _____________

Allocations for deductions will be the same as premiums unless otherwise noted.

3.   Telephone Exchange Option

I authorize SAFECO Life Insurance Company to honor telephone instructions from me, or any other person designated by me, without signature guarantee for (1) the transfer of funds among divisions or (2) a change of allocation percentages for premiums or deductions? / / Yes / / No

REMARKS







I/We represent that the statements and answers recorded on this application are true and complete to the best of my/our knowledge and belief; and, I/we agree that they shall form a part of any insurance policy issued hereon.


I UNDERSTAND THAT UNDER THE POLICY APPLIED FOR: (A) THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS; (B) POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN A SEPARATE ACCOUNT; (C) THE AMOUNT PAYABLE AT THE FINAL POLICY DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT THEN IN THE POLICY ACCOUNT; (D) ILLUSTRATIONS OF BENEFITS, INCLUDING THE DEATH BENEFITS, POLICY BENEFITS AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST; AND, (E) THIS POLICY MEETS MY INVESTMENT OBJECTIVES AND ANTICIPATED FINANCIAL NEEDS.

I hereby acknowledge receipt of the Prospectus for this policy and accompanying funds, dated ________________________, with supplement, if any, dated ________________________, and Statements of Additional Information if required (California and other states as required) dated ________________________.

Signed this ____________________ ____________________, ___________ at
                   Day                   Month             Year
____________________   ___________________
      City                    State

I certify that I have asked and recorded completely and accurately the answers to all questions on the application and I know of nothing affecting the risk that has not been recorded.


X________________________________________
   Signature of Sales Representative

X________________________________________
   Signature of Proposed Insured*
   (Age 15 or older - 16 in California)

X________________________________________
   Signature of Applicant/Owner.**
   If other than the Proposed Insured


* In Pennsylvania, if Proposed Insured is less than age 18, signature of Parent/Guardian 18 years or older required.
** If applicant/owner is corporation or partnership, a corporate officer or partner other than Proposed Insured must sign and state title.

Fidelity Investments is a registered trademark of FMR Corporation. Lexington is a registered trademark of Lexington Management Corporation. SAFECO Life and SAFECO Asset Management are registered trademarks of SAFECO Corporation.